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                                                                EXHIBIT 99.B1.1


                   AMENDMENT OF ARTICLES OF INCORPORATION


                                     OF


                        STRONG MUNICIPAL FUNDS, INC.




        The undersigned officer of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create Strong Short-Term High Yield Municipal Fund as an additional class of Common
Stock:

        "Paragraph A of Article IV is hereby amended by deleting Article A thereof and inserting the following as a new paragraph:

'A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


                    Class                      Authorized Number of Shares
                    -----                      ---------------------------

       Strong Municipal Money Market Fund              Indefinite
       Strong Municipal Advantage Fund                 Indefinite
       Strong Short-Term High Yield
         Municipal Fund                                Indefinite'"


        This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 25, 1997, in accordance with Sections
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

        Executed in duplicate this 13th day of October, 1997.

                                        STRONG MUNICIPAL FUNDS, INC.



                                        By: /s/ Stephen J. Shenkenberg
                                           ----------------------------------
                                             Stephen J. Shenkenberg,
                                             Vice President and Secretary



This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051